Exhibit 99.1

INVO Bioscience Enters Distribution Agreement For Taiwan

SARASOTA, Fla., Jan. 5, 2023 /PRNewswire/ — INVO Bioscience, Inc. (Nasdaq: INVO) (“INVO” or the “Company”), a commercial-stage fertility company focused on expanding access to advanced treatment worldwide with its INVOcell® medical device and the intravaginal culture (“IVC”) procedure it enables, today announced it has entered an exclusive distribution agreement with Ming Mei Technology Co. Ltd (“Ming Mei”) for Taiwan. The agreement will have an initial 1-year term with renewals.

Ming Mei is a leading distributor of fertility-based devices and components in Taiwan helping to bring the latest and most advanced medical equipment into the region. Ming Mei estimates it has approximately 90% coverage of reagents and consumables in the reproductive medicine market in Taiwan. With strong customer relationships in the region, and their familiarity with the field of reproductive medicine, Ming Mei is ideally suited to expand distribution of INVOcell in Taiwan.

“We are excited to bring our INVOcell solution to Taiwan through our partners at Ming Mei,” commented Steve Shum, CEO of INVO. “Taiwan has similar characteristics to many other countries throughout the world – decreasing birth rates and rising cost of treatment. The INVOcell solution helps to address these critical factors with a revolutionary medical device that allows fertilization and early embryo development to take place in vivo within the woman’s body. We look forward to leveraging Ming Mei’s strong history of introducing next generation technologies to the fertility market with planned introduction in [early 2023].”

Taiwan is a destination for assisted reproductive technology (ART) throughout Asia and also has the lowest birthrate in the world. Taiwan’s birth rate has dropped as a result of similar trends elsewhere in Asia, such as later marriage and increasing cost of living. Further, the average age of patients requiring therapy is rising. Fortunately, according to the statistics published by “ICMART”, the overall implantation rate of therapy in Taiwan ranked second worldwide, almost equal to the level in the U.S., and a leading country in Asia. The stable high success rate derives from updated medical research and enriched clinical experience from the physicians, advanced laboratory facilities and technology as well as patient-centered customized treatment plans (depending on their age, ovarian functions and causes of infertility, etc.).

Prior to the pandemic, in 2019 there were approximately 55,000 ART cases in Taiwan, an increase of approximately 55% compared to 2016. In July 2021, the government in Taiwan implemented a subsidy plan for ART with the goal of encouraging more local married couples to undergo ART treatments. The subsidies are also available to transnational couples in which one spouse holds a Taiwanese ID card.

About INVO Bioscience

We are a commercial-stage fertility company dedicated to expanding the assisted reproductive technology (“ART”) marketplace by making fertility care accessible and inclusive to people around the world. Our flagship product is INVOcell®, a revolutionary medical device that allows fertilization and early embryo development to take place in vivo within the woman’s body. Our primary mission is to implement new medical technologies aimed at increasing the availability of affordable, high-quality, patient-centered fertility care. This treatment solution is the world’s first intravaginal culture technique for the incubation of oocytes and sperm during fertilization and early embryo development. This technique, designated as “IVC”, provides patients a more natural, intimate, and more affordable experience in comparison to other ART treatments. The IVC procedure can deliver comparable results at a fraction of the cost of traditional in vitro fertilization (“IVF”) and is a significantly more effective treatment than intrauterine insemination (“IUI”). Our commercialization strategy is focused on the opening of dedicated “INVO Centers” offering the INVOcell® and IVC procedure (with three centers in North America now operational), in addition to continuing to sell our technology solution into existing fertility clinics. For more information, please visit www.invobio.com.

Safe Harbor Statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company invokes the protections of the Private Securities Litigation Reform Act of 1995. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategies, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties, and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our filings at www.sec.gov. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

INVO Bioscience
Steve Shum, CEO
978-878-9505
sshum@invobio.com

Investor Contact
Lytham Partners, LLC
Robert Blum
602-889-9700
INVO@lythampartners.com

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